SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   January 04, 2012

INFRAX SYSTEMS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	20-2583185
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6365 53rd Street North Pinellas Park, FL 33781	33781
(Address of principal executive offices)	(Zip Code)

(Former name, former address, if changed since last report)

727-498-8514

 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 03, 2012, Infrax Systems, Inc, (“Infrax”, “the Company”, “IFXY”), entered into a Material Definitive Agreement to purchase Southern Power and Controls Corporation, a Florida Corporation and executed the “Stock Purchase and Sale Agreement” with William Barry, the sole stockholder of Southern Power and Controls Corporation, for stock, cash and promissory notes.

The transaction is expected to close by the end of Infrax’s third fiscal quarter ending March 31, 2012, subject to customary closing conditions. Complete and combined audited financials of both companies with relevant and applicable notes will be provided with Company’s 10K for year end, June 30th, 2012, when filed with SEC.

Item 9.01 Financial Statements and Exhibits

a)	Not applicable.
b)	Not applicable.
c)	Not applicable.
d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Infrax Systems, Inc.

Dated:  January 04, 2012

/s/ Mr. Paul J. Aiello

Mr. Paul J. Aiello

Principal Executive Officer